This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated 9/17/1998
and to each Prospectus Supplement dated  9/17/1998                             .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998
                                                                               .
Pricing Supplement:     22
Dated:  10/05/2001
                                                                               .
                       Medium-Term Note Series     V
                             (Floating Rate)
                   Due at least 9 months from date of issue
                                                                               .
Principal Amount of Note:               $  125,000,000
Settlement Date (Original Issue Date):  10/11/2001
Maturity Date:                          10/10/2003
                                                                               .
Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
Spread (plus or minus):                 + 1.00000%
                                                                               .
Index Maturity:                         Three(3)  Month
Date Initial Interest Rate Set:         10/09/2001
Interest Reset Date(s):                 8th of Jan, Apr, Jul and Oct
                                                                               .
Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      CHASE MANHATTAN BANK
Interest Payment Date(s):               10th of Jan, Apr, Jul and Oct
                                                                               .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                1/10/2002
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
                                                                               .
                                                                               .
                                                                               .
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